UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2021

Dyne Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39509	36-4883909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Trapelo Road Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 786-8230

830 Winter Street, Waltham, Massachusetts 02451

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	DYN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 2, 2021, Dyne Therapeutics, Inc. (the “Company”) announced the submission of an investigational new drug application (“IND”) to the U.S. Food and Drug Administration (the “FDA”) for DYNE-251, the Company’s product candidate for patients with Duchenne muscular dystrophy (“DMD”) amenable to skipping exon 51.

Subject to regulatory clearance, the Company plans to conduct a global, randomized, placebo controlled, multiple ascending dose Phase 1/2 clinical trial of DYNE-251, including a long-term extension study. The planned Phase 1/2 clinical trial aims to enroll approximately 30 to 40 ambulant and non-ambulant male patients ages 4 to 16 with symptomatic DMD and mutations amenable to exon 51 skipping therapy. Planned endpoints include safety and tolerability, PK/PD, dystrophin expression as measured by Western Blot, and measures of muscle function.

The Company also expects to submit an IND to the FDA for DYNE-101, the Company’s product candidate for patients with myotonic dystrophy type 1 in the first quarter of 2022 and that it will initiate dosing in a multiple ascending dose trial of DYNE-101, as well as in the planned Phase 1/2 clinical trial of DYNE-251 by mid-2022.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K, including statements regarding the Company’s strategy, future operations, prospects, plans and the expected timeline for submitting investigational new drug applications, dosing patients in clinical trials and the anticipated design of the Company’s planned clinical trials, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies; the timing of and the Company’s ability to submit and obtain regulatory clearance for investigational new drug applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether investigators and regulatory agencies will agree with the design of the Company’s planned clinical trials; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties associated with the impact of the COVID-19 pandemic on the Company’s business and operations; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Form 10-Q and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNE THERAPEUTICS, INC.

Date: December 2, 2021	By:	/s/ Joshua Brumm
	Name:	Joshua Brumm
	Title:	President and Chief Executive Officer